PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2016

NEW YORK, NY -- (Marketwired - February 08, 2017) - PennantPark Investment Corporation (NASDAQ: PNNT) announces today financial results for the first fiscal quarter ended December 31, 2016.

HIGHLIGHTS
Quarter ended December 31, 2016
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                           $  1,325.5
  Net assets                                                     $    647.5
  Net asset value per share                                      $     9.11

  Credit Facility                                                $    136.1
  2019 Notes                                                     $    250.6
  SBA debentures                                                 $    193.4
  2025 Notes                                                     $     71.5

Yield on debt investments at quarter-end                               11.9%

Operating Results:
  Net investment income                                          $     15.0
  Net investment income per share                                $     0.21
  Distributions declared per share                               $     0.28

Portfolio Activity:
  Purchases of investments                                       $    229.2
  Sales and repayments of investments                            $     64.2

  Number of new portfolio companies invested                              9
  Number of existing portfolio companies invested                         7
  Number of portfolio companies at quarter-end                           60

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 9, 2017

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 9, 2017 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 627-6590 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4790. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through February 23, 2017 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #4503840.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2016, our portfolio totaled $1,325.5 million and consisted of $522.2 million of senior secured debt, $442.9 million of second lien secured debt, $206.7 million of subordinated debt and $153.7 million of preferred and common equity. Our debt portfolio consisted of 81% variable-rate investments (including 74% with a floor) and 19% fixed-rate investments. As of December 31, 2016, we had two companies on non-accrual, representing 1.1% and 0.3% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $74.9 million as of December 31, 2016. Our overall portfolio consisted of 60 companies with an average investment size of $22.1 million, had a weighted average yield on interest bearing debt investments of 11.9% and was invested 39% in senior secured debt, 33% in second lien secured debt, 16% in subordinated debt and 12% in preferred and common equity.

As of September 30, 2016, our portfolio totaled $1,153.7 million and consisted of $397.1 million of senior secured debt, $425.4 million of second lien secured debt, $177.6 million of subordinated debt and $153.6 million of preferred and common equity. Our debt portfolio consisted of 78% variable-rate investments (including 72% a floor) and 22% fixed-rate investments. As of September 30, 2016, we had four companies on non-accrual, representing 5.3% and 2.8% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $100.3 million as of September 30, 2016. Our overall portfolio consisted of 56 companies with an average investment size of $20.6 million, had a weighted average yield on interest bearing debt investments of 11.9% and was invested 35% in senior secured debt, 37% in second lien secured debt, 15% in subordinated debt and 13% in preferred and common equity.

For the three months ended December 31, 2016, we invested $229.2 million in nine new and seven existing portfolio companies with a weighted average yield on debt investments of 11.2%. Sales and repayments of investments for the three months ended December 31, 2016 totaled $64.2 million.

For the three months ended December 31, 2015, we invested $130.3 million in four new and six existing portfolio companies with a weighted average yield on debt investments of 11.9%. Sales and repayments of investments for the three months ended December 31, 2015 totaled $108.1 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2016 and 2015.

Investment Income

Investment income for the three months ended December 31, 2016 was $31.9 million and was attributable to $13.2 million from senior secured debt, $12.7 million from second lien secured debt, $4.9 million from subordinated debt and $1.1 million from preferred and common equity, respectively. Investment income for the three months ended December 31, 2015 was $35.3 million and was attributable to $12.9 million from senior secured debt, $17.4 million from second lien secured debt and $5.0 million from subordinated debt, respectively. The decrease in investment income compared with the same period in the prior year was primarily due to a lower yielding portfolio.

Expenses

Net expenses for the three months ended December 31, 2016 totaled $16.8 million. Base management fee for the same period totaled $5.3 million (after a base management fee waiver of $1.0 million), incentive fee totaled $2.9 million (after an incentive fee waiver of $0.5 million), debt related interest and expenses totaled $6.7 million, general and administrative expenses totaled $1.5 million and provision for taxes totaled $0.4 million. Net expenses for the three months ended December 31, 2015 totaled $18.4 million. Base management fee for the same period totaled $5.5 million (after a base management fee waiver of $1.0 million), incentive fee totaled $3.2 million (after an incentive fee waiver of $0.6 million), debt related interest and expenses totaled $6.7 million, general and administrative expenses totaled $1.7 million and provision for taxes totaled $1.3 million. The decrease in expenses compared with the same period in the prior year was primarily due to lower taxes.

Net Investment Income

Net investment income totaled $15.0 million, or $0.21 per share, for the three months ended December 31, 2016, and $16.8 million, or $0.23 per share, for the three months ended December 31, 2015. The decrease in net investment income compared to the same period in the prior year was primarily due to the lower yielding portfolio.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2016 totaled $64.2 million and realized losses totaled $22.2 million. Sales and repayments of investments totaled $108.1 million and realized losses totaled $25.4 million for the three months ended December 31, 2015. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three months ended December 31, 2016 and 2015, we reported net unrealized appreciation (depreciation) on investments of $25.4 million and $(39.9) million, respectively. As of December 31, 2016 and September 30, 2016, our net unrealized depreciation on investments totaled $74.9 million and $100.3 million, respectively. The net change in unrealized appreciation (depreciation) on our investments was driven primarily by changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized depreciation (appreciation) of investments that were realized.

For the three months ended December 31, 2016 and 2015, we reported net unrealized depreciation on our multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility, our 4.50% senior notes due 2019, or 2019 Notes, and our 6.25% senior notes due 2025, or 2025 Notes, of $5.8 million and $7.7 million, respectively. The change compared with the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $24.0 million, or $0.34 per share, for the three months ended December 31, 2016. This compares to a net change in net assets resulting from operations of $(40.8) million, or $(0.56) per share, for the three months ended December 31, 2015. The increase in the net change in net assets from operations compared with the same period in the prior year was primarily due to the continued growth of our portfolio and appreciation of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2016 and September 30, 2016, there was $148.1 million and $50.3 million, respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate of 2.63% and 2.76%, as of December 31, 2016 and September 30, 2016, respectively, excluding the undrawn commitments fees of 0.375%. The annualized weighted average cost of debt for the three months ended December 31, 2016 and 2015, inclusive of the fee on the undrawn commitment on the Credit Facility and upfront fees on SBA debentures, was 4.51% and 4.50%, respectively. The Credit Facility is a five-year revolving facility with a stated maturity date of June 25, 2019, a one-year term-out period following its fourth year and pricing is set at 225 basis points over LIBOR. As of December 31, 2016 and September 30, 2016, we had $396.9 million and $494.7 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of December 31, 2016 and September 30, 2016, we had $250.0 million in aggregate principal amount of 2019 Notes outstanding, with a fixed interest rate of 4.50% per year. As of December 31, 2016 and September 30, 2016, we had $71.3 million in aggregate principal amount of 2025 Notes outstanding, with a fixed interest rate of 6.25% per year. As of December 31, 2016 and September 30, 2016, our SBIC Funds had $225.0 million in debt commitments, of which $197.5 million was drawn, respectively.

At December 31, 2016 and September 30, 2016, we had cash and cash equivalents of $45.3 million and $75.6 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $108.3 million for the three months ended December 31, 2016, and our financing activities provided cash of $77.9 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily for net borrowings under our Credit Facility.

Our operating activities used cash of $0.9 million for the three months ended December 31, 2015, and our financing activities used cash of $22.7 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities used cash primarily for our stock repurchase plan.

DISTRIBUTIONS

During the three months ended December 31, 2016 and 2015, we declared distributions of $0.28 per share for each period for total distributions of $19.9 million and $20.1 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                             December 31,
                                                 2016        September 30,
                                             (unaudited)          2016
                                           ---------------  ---------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments (cost--$918,332,509 and
   $805,189,545, respectively)             $   946,232,162  $   813,467,491
  Non-controlled, affiliated investments
   (cost--$292,491,050 and $262,476,906,
   respectively)                               266,795,326      215,192,547
  Controlled, affiliated investments
   (cost--$189,639,082 and $186,290,695,
   respectively)                               112,516,291      125,019,637
                                           ---------------  ---------------
  Total of investments (cost--
   $1,400,462,641 and $1,253,957,146,
   respectively)                             1,325,543,779    1,153,679,675
Cash and cash equivalents (cost--
 $45,335,225 and $75,617,133,
 respectively)                                  45,340,576       75,608,113
Interest receivable                             12,749,323        7,032,858
Prepaid expenses and other assets                1,978,725        2,615,232
                                           ---------------  ---------------
    Total assets                             1,385,612,403    1,238,935,878
                                           ---------------  ---------------
Liabilities
Distributions payable                           19,897,034       19,897,034
Payable for investments purchased               50,399,000               --
Credit Facility payable (cost--
 $148,118,700 and $50,339,700,
 respectively)                                 136,122,503       39,551,187
2019 Notes payable (par--$250,000,000)         250,635,000      254,175,000
SBA debentures payable, net (par--
 $197,500,000)                                 193,413,169      193,244,534
2025 Notes payable (par--$71,250,000)           71,535,000       72,618,000
Base management fee payable, net                 5,270,817        5,074,830
Performance-based incentive fee payable,
 net                                             2,834,336        2,865,444
Interest payable on debt                         6,568,212        7,520,113
Accrued other expenses                           1,418,383          622,880
                                           ---------------  ---------------
    Total liabilities                          738,093,454      595,569,022
                                           ---------------  ---------------
Commitments and contingencies                           --               --
Net assets
Common stock, 71,060,836 shares issued and
 outstanding, respectively
  Par value $0.001 per share and
   100,000,000 shares authorized                    71,061           71,061
Paid-in capital in excess of par value         819,983,676      819,983,676
(Distributions in excess of) undistributed
 net investment income                          (1,736,977)       3,119,380
Accumulated net realized loss on
 investments                                  (106,967,154)     (84,771,820)
Net unrealized depreciation on investments     (74,907,854)    (100,280,954)
Net unrealized depreciation on debt             11,076,197        5,245,513
                                           ---------------  ---------------
    Total net assets                       $   647,518,949  $   643,366,856
                                           ---------------  ---------------
    Total liabilities and net assets       $ 1,385,612,403  $ 1,238,935,878
                                           ===============  ===============
Net asset value per share                  $          9.11  $          9.05
                                           ===============  ===============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                                               Three Months Ended December
                                                           31,
                                             ------------------------------
                                                  2016            2015
                                             --------------  --------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                   $   21,872,130  $   28,218,030
  Other income                                    2,102,536       1,667,653
From non-controlled, affiliated investments:
  Interest                                        4,225,681       2,180,576
  Other income                                       22,500              --
From controlled, affiliated investments:
  Interest                                        3,646,064       3,197,033
                                             --------------  --------------
  Total investment income                        31,868,911      35,263,292
                                             --------------  --------------
Expenses:
  Base management fee                             6,274,782       6,505,780
  Performance-based incentive fee                 3,374,210       3,795,782
  Interest and expenses on debt                   6,735,574       6,726,325
  Administrative services expenses                  894,000         867,500
  Other general and administrative expenses         668,507         884,629
                                             --------------  --------------
  Expenses before Management Fees waiver and
   provision for taxes                           17,947,073      18,780,016
                                             --------------  --------------
  Management Fees waiver                         (1,543,839)     (1,648,254)
  Provision for taxes                               425,000       1,300,000
                                             --------------  --------------
  Net expenses                                   16,828,234      18,431,762
                                             --------------  --------------
  Net investment income                          15,040,677      16,831,530
                                             --------------  --------------
Realized and unrealized gain (loss) on
 investments and debt:
Net realized loss on investments                (22,195,334)    (25,374,963)
Net change in unrealized appreciation
 (depreciation) on:
  Non-controlled, non-affiliated investments     19,636,201     (16,742,815)
  Non-controlled and controlled, affiliated
   investments                                    5,736,899     (23,129,710)
  Debt depreciation                               5,830,684       7,660,775
                                             --------------  --------------
  Net change in unrealized appreciation
   (depreciation) on investments and debt        31,203,784     (32,211,750)
                                             --------------  --------------
Net realized and unrealized gain (loss) from
 investments and debt                             9,008,450     (57,586,713)
                                             --------------  --------------
Net increase (decrease) in net assets
 resulting from operations                   $   24,049,127  $  (40,755,183)
                                             ==============  ==============
Net increase (decrease) in net assets
 resulting from operations per common share  $         0.34  $        (0.56)
                                             ==============  ==============
Net investment income per common share       $         0.21  $         0.23
                                             ==============  ==============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com